Exhibit 10.3

FINDER’S FEE AGREEMENT

THIS AGREEMENT, dated for reference February 12, 2014, is made

BETWEEN:

VISTA GOLD U.S. INC., a company having an address at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado, 80127

(the “Company”)

AND:

GLOBAL MARKET DEVELOPMENT LLC, a limited liability company organized under the laws of California and having an address at 444 South Cedros, Suite 195, Solana Beach, California, 92075

(the “Finder”)

WHEREAS:

A. The Finder has agreed to assist the Company in the identification and introduction of potential purchasers (individually a “Purchaser” and collectively the “Purchasers”) in connection with a sale (the “Sale”) by the Company of common shares (the “Shares”) of Midas Gold Corp. (“Midas Gold”) at a price of $0.80 per Share; and

B. In consideration for its services in identifying and introducing Purchasers to the Company in connection with the Sale, the Company has agreed to pay a fee to the Finder (the “Finder’s Fee”) on the terms and conditions of this agreement (the “Agreement”).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree with each other as follows:

1.	Fees
1.1

The Company shall pay the Finder, at the time of the closing of the Sale, a cash fee equal to 6% of the gross proceeds received by the Company from the sale of the Shares to the Purchasers introduced to the Company by the Finder.

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2.	Relationship Between the Parties
2.1	Nothing contained in this Agreement shall be construed as:
(a)	creating any obligation on the Finder to market the Sale or solicit purchasers for the Sale; or
(b)	constituting the Finder as an agent of the Company.
3.	Representations and Warranties of the Company
3.1	The Company represents and warrants to, and covenants and agrees with the Finder that:
(a)	the Company is incorporated under the laws of the State of Delaware;
(b)

this Agreement has been approved by the Board of Directors of the Company and the Company has good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth herein and to pay the Finder’s Fee to the Finder;

(c)

except for (A) the senior secured credit facility granted by Sprott Resource Lending Partnership (“Sprott Lending”) in favor of Vista Gold Corp., parent company of the Company, pursuant to a credit agreement dated as of March 28, 2013, as amended by a credit agreement modification agreement made as September 20, 2013 (the “Loan Facility”) and the pledge of the Shares to Sprott Lending in connection therewith and (B) any consents or exemptions that have been obtained or may be required to be obtained by the Company under applicable securities laws or regulatory requirements prior to the closing of the Sale of the Shares,  the making of this Agreement and the completion of all the transactions contemplated hereby will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, license or other instrument to which it is a party or by which it is bound, or any judgment or order of any court or administrative body by which the Company is bound;

(d)

to its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of the transactions contemplated under this Agreement will not result in the violation of any law or regulation by the Company;

(e)

the Shares forming part of the Sale are owned by the Company as the registered and beneficial owner of record, with good and marketable title thereto, and as of the closing of the Sale, such Shares shall be free and clear of any encumbrance, mortgage, pledge, hypothecation, assignment, charge, lien, claim, security interest, adverse interest, adverse claim, demand, other third party interest or encumbrance of any kind whatsoever, whether contingent or absolute, and any

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agreement, option, right or privilege capable of becoming any of the foregoing; and
(f)

the Shares forming part of the Sale are “restricted securities” under Rule 144 of the United States Securities Act of 1933, as amended (the “1933 Act”) and are being sold by the Company under this Agreement to persons outside of the United States that are not, and are not acting for the account or benefit of, a “U.S. person” (“U.S. Person”) within the meaning of Regulation S under the 1933 Act (“Regulation S”) pursuant to Rule 903 under Regulation S and upon completion of the resale under Rule 903 to a person not in the United States that is not, and is not acting for the account or benefit of, a U.S. Person, and subject to compliance with Section 2.8 of National Instrument 45-102 - Resale of Securities,  such Shares will be free trading and not subject to resale restrictions pursuant to applicable securities laws and stock exchange rules.

3.2	The Finder represents and warrants to, and covenants and agrees with, the Company that:
(a)

it has not undertaken and will not undertake, and no person acting on its behalf has undertaken or will undertake, any activity for the purpose of, or that could reasonably be expected to have the effect of conditioning the market for the Shares in the United States, including any solicitations made by any general solicitation or general advertising as those terms are used in Rule 502 of Regulation D under the 1933 Act, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act, or in any manner involving any “directed selling efforts” (as defined in Regulation S under the 1933 Act), or in any manner involving an offering to or soliciting an offer from a person in the United State or that is, or is acting for the account or benefit of, a U.S. Person purchase the Shares, or otherwise acting in any manner that would make unavailable to the Company an exclusion from the registration requirements of the 1933 Act under Regulation S, for the issuance of the Shares;

(b)

in connection with the Sale, the Finder has not identified for, or introduced to, the Company any Purchaser or prospective Purchaser that is a person in the United States or that is, or is acting for the account or benefit of, a U.S. Person,  has not solicited or introduced any person to the Company while that person was in the United States, and all such Purchasers introduced by the Finder were outside the United States and were not, and were not acting for the account or benefit of, a U.S. Person at the time it placed the order to purchase such Shares, or the Finder and any person acting on its or their behalf reasonably believe that at the time such Purchasers placed the order to purchase such Shares, such Purchasers were outside the United States and were not, and were not acting for the account or benefit of, a U.S. Person  and it understands and acknowledges that the Finder’s Fee will not be payable in respect of any securities sold to Purchasers participating in the Sale that are in the United States or are, or are acting for the account or benefit of, a U.S. Person;

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(c)

it is not required to be registered as a broker-dealer pursuant to section 15(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a member in good standing with Financial Industry Regulatory Authority (“FINRA”) and has not conducted any activities in the United States or respecting U.S. Persons with respect to the Sale or this Agreement that would require such registration under the Exchange Act or membership with FINRA or would constitute a violation of any applicable federal or state securities or broker-dealer laws and regulations;

(d)

it has not provided, and will not provide, to any Purchaser or prospective Purchaser any document or other material that would constitute an offering memorandum within the meaning of the securities legislation under any federal or state securities laws or made any representations respecting the business or affairs of Midas Gold to any person or entity, whether in connection with the Sale or otherwise, unless such representation has been previously authorized by the Company and Midas Gold;

(e)	it acknowledges that it is responsible for its own compliance with foreign broker-dealer laws and regulations in connection with the Sale of the Shares;
(f)	it has not taken and will not take, directly or indirectly, any action in violation of Regulation M under the Exchange Act, in connection with the Sale of the Shares;
(g)	it has not taken and will not take any unusual effort to prepare the market or create a demand for the Shares;
(h)	the Finder qualifies under BC Instrument 32-513 (“BCI 32-513”), it will take all actions required under BCI 32-513 and it will refrain from taking any actions prohibited by BCI 32-513;
(i)

the Finder is an “accredited investor” (as that term is defined in National Instrument 45-106 -  Prospectus and Registration Exemptions) and the Finder is an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the 1933 Act); and

(j)

it agrees that upon the reasonable request of counsel of Midas Gold in connection with any legal opinion required by such counsel to be given to the transfer agent of Midas Gold to have the restrictive legend on the Shares removed prior to or concurrent with the closing of the Sale, it will provide to such counsel a certificate containing reasonable representations and warranties regarding its compliance with the provisions of this Agreement and the requirements of Regulation S in connection with the Sale of the Shares.

4.	Term
4.1	This Agreement shall terminate immediately after the closing of the Sale of the Shares.

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5.	General Provisions
5.1	The Company shall make all required filings to comply with regulatory requirements in respect to this Sale.
5.2

Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile or electronic communication or mailed by prepaid post and addressed to the party to which notice is to be given at the address of the party provided on the first page of this Agreement or such other address designated by the party in writing.

5.3	This Agreement will be construed in accordance with and governed by the laws of the State of Colorado without regard to conflict of law provisions.
5.4

This Agreement contains the full agreement of the parties in respect of the subject matter hereof and supersedes and replaces any prior agreements, whether oral or in writing, previously existing between the parties with respect to the subject matter of this Agreement.

5.5	This Agreement may be amended in writing with the mutual consent of both parties.
5.6

This Agreement may be executed in as many counterparts as necessary and delivered electronically, or by fax, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date above.

THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

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IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

VISTA GOLD U.S. INC.
By:
Authorized Signatory

GLOBAL MARKET DEVELOPMENT LLC
By:
Authorized Signatory